SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. _____)


Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|
Check the appropriate box:

     |_|  Preliminary Proxy Statement

     |_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

     |X|  Definitive Proxy Statement

     |_|  Definitive Additional Materials

     |_|  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12.

                                XATA Corporation
                (Name of Registrant as Specified in its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |X|  No fee required

     |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

     |_|  Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:

      2)  Form, Schedule or Registration Statement No.:

      3)  Filing Party:

      4)  Date Filed:

                                XATA CORPORATION
                          151 EAST CLIFF ROAD, SUITE 10
                              BURNSVILLE, MN 55339
                                  612) 894-3680


                                                                January 15, 1998


Dear Shareholder:

         You are cordially invited to attend the Company's Annual Meeting of Shareholders to be held at 4:00 p.m., on February 18, 1998, at the Minneapolis Marriott City Center.

         This year you are presented with proposals to elect five directors, ratify the appointment of auditors, and amend the Company's 1991 Long-Term Incentive and Stock Option Plan to change certain terms of the automatic option grants to non-employee directors. Following the formal business of the meeting, I will report on the affairs of the Company and respond to questions of general interest to shareholders.

         We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you plan to attend, it is important that your shares be represented, regardless of the number of shares which you hold. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

                                      Very truly yours,


                                      /s/ Dennis R. Johnson
                                      Dennis R. Johnson
                                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                XATA CORPORATION
                          151 EAST CLIFF ROAD, SUITE 10
                              BURNSVILLE, MN 55339
                                 (612) 894-3680

                    -----------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 18, 1998

                    -----------------------------------------

To the Shareholders of XATA Corporation:

         The Annual Meeting of Shareholders of XATA Corporation (the "Company) will be held on February 18, 1998, at 4:00 p.m., at the Minneapolis Marriott City Center, 4th Floor, 30 South Seventh Street, Minneapolis, Minnesota, for the following purposes:

         (1) To fix the number of directors at five and to elect five directors to serve for a one year term expiring when their successors are elected and qualified at the annual meeting in 1999.

         (2) To act upon a proposal to ratify an amendment to the Incentive Plan to change the terms of automatic grant of options to non-employee directors.

         (3) To act upon a proposal to ratify the appointment of McGladrey & Pullen, LLP, as independent auditors of the Company for the fiscal year ending September 30, 1998.

         (4) To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Board of Directors has fixed the close of business on January 7, 1998 as the record date for the determination of shareholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

                  A PROXY STATEMENT AND FORM OF PROXY ARE ENCLOSED. SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON. SHAREHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY DESIRE.

                                       By Order of the Board of Directors

                                       William P. Flies, Secretary

January 15, 1998

                                XATA CORPORATION
                          151 EAST CLIFF ROAD, SUITE 10
                              BURNSVILLE, MN 55339
                                 (612) 894-3680

                       -----------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 18, 1998

                       ----------------------------------

                               GENERAL INFORMATION


         This proxy statement is furnished to shareholders by the Board of Directors of XATA Corporation (the "Company") for solicitation of proxies for use at the Annual Meeting of Shareholders on February 18, 1998, to be held at the Minneapolis Marriott City Center, 4th Floor, 30 South Seventh Street, Minneapolis, Minnesota, at 4:00 p.m., and at all adjournments thereof for the purposes set forth in the attached Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

         Shareholders may revoke proxies before exercise by submitting a subsequently dated proxy or by voting in person at the Annual Meeting. Unless a shareholder gives contrary instructions on the proxy card, proxies will be voted at the meeting (a) for the election of the nominees named herein and on the proxy card to the Board of Directors; (b) for ratification of an amendment to the Company's 1991 Long-Term Incentive and Stock Option Plan (the "Incentive Plan"); (c) for the appointment of McGladrey & Pullen, LLP as independent auditors of the Company; and (d) in the discretion of the proxy holder as to other matters which may properly come before the meeting. This proxy statement and the enclosed proxy are being mailed to the shareholders of the Company on or about January 15, 1998.

         A copy of the Company's Annual Report for the fiscal year ended September 30, 1997, is enclosed herewith but is not considered a part of the proxy solicitation material. The Annual Report describes the financial condition of the Company as of September 30, 1997.

         The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. To ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with shareholders, banks, brokerage houses and others by telephone, facsimile, or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company.

                             RECORD DATE AND VOTING

         The Board of Directors has fixed January 7, 1998, as the record date for the determination of shareholders entitled to vote at the Annual Meeting. As of the close of business on the record date, there were outstanding 4,392,559 shares of Common Stock, par value $.01 per share, which is the only outstanding class of stock of the Company. Each share is entitled to one vote on each proposal to be presented to the meeting. As provided in the Articles of Incorporation of the Company, there is no right of cumulative voting. All matters being voted upon by the shareholders require a majority vote of the shares represented at the Annual Meeting either in person or by proxy, except for election of directors, which would be by plurality vote in the event of more nominees than positions (i.e., the five nominees receiving the highest numbers of vote would be elected).

         The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote constitutes a quorum for the transaction of business. Shares voted as abstentions (or a "withhold authority" vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter. The effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. (Broker non-votes are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner.) If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of determining a quorum (assuming that the broker has voted on at least one other matter), but will not be considered present and entitled to vote for purpose of calculating the vote with respect to such matter.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED HEREIN, FOR RATIFICATION OF THE AMENDMENT TO THE 1991 LONG-TERM INCENTIVE AND STOCK OPTION PLAN, AND FOR RATIFICATION OF THE APPOINTMENT OF MCGLADREY & PULLEN, LLP AS INDEPENDENT AUDITORS. IT IS INTENDED THAT PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR EACH NOMINEE AND FOR SUCH OTHER PROPOSALS UNLESS OTHERWISE DIRECTED BY THE SHAREHOLDER SUBMITTING THE PROXY.

                           PRINCIPAL SHAREHOLDERS AND
                             OWNERSHIP OF MANAGEMENT

         The following table sets forth as of January 2, 1998 the record and beneficial ownership of Common Stock held by (i) each person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock of the Company; (ii) each current director; (iii) each nominee for election as director; (iv) each Named Executive Officer; and (v) all executive officers and current directors of the Company as a group. Securities reported as "beneficially owned" include those for which the named persons may exercise voting power or investment power, alone or with others. Voting power and investment power are not shared with others unless so stated. The number and percent of shares of Common Stock of the Company beneficially owned by each such person as of January 2, 1998 includes the number of shares which such person has the right to acquire within sixty
(60) days after such date.

                                                  NUMBER OF
                  NAME AND ADDRESS               SHARES OWNED         PERCENTAGE
                  ----------------               ------------         ----------

         William (1)(2) and Linda Flies           1,206,371(3)(4)        27.4%
         151 East Cliff Road, Suite 10
         Burnsville, MN 55337

         Dennis R. Johnson (1)(2)                   182,668(4)            4.0%
         151 East Cliff Road, Suite 10
         Burnsville, MN 55337

         Stephen A. Lawrence (1)(2)                  13,217(4)            *
         3154 North Service Drive
         Red Wing, MN  55066

         Roger W. Kleppe (1)(2)                      12,417(4)            *
         2901 Mead Court
         Burnsville, MN  55337

         Carl M. Fredericks(2)                       12,000(5)            *
         4225 Executive Square
         Suite 1500
         La Jolla, CA  92037

         William J. Callahan                          8,333(4)            *
         151 East Cliff Road, Suite 10
         Burnsville, MN 55337

         All executive officers and current       1,436,839(4)           31.1%
         directors as a group (7 persons)

         ------------------------------------

      *  indicates ownership of less than 1%.
      (1)      Currently a director.
      (2)      Nominee for election as director.
      (3) Shares held of record by: William and Linda Flies, JT - 108,475 shares; William P. Flies Revocable Trust - 559,305 shares; and Linda Berg Flies Revocable Trust - 527,480 shares.
      (4) Includes shares of Common Stock issuable upon exercise of currently exercisable options as follows: William P. Flies - 11,111 shares; Dennis R. Johnson - 166,668 shares; Stephen A. Lawrence - 12,417 shares; Roger W. Kleppe - 12,417 shares; William J. Callahan - 8,333 shares; and all executive officers and current directors as a group - 222,779 shares.
      (5)      Includes 5,000 shares issuable upon currently exercisable
               options.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the number of directors shall be as fixed from time to time by resolution of the shareholders subject to increase by the Board of Directors. The current number of members of the Board of Directors is four (4) as a result of the resignation on November 18, 1997 of Edward T. Michalek, chairman, who has chosen to retire from the Board. The directors elected at this Annual Meeting, and at annual meetings thereafter unless otherwise determined by the Board or the shareholders, will serve a one-year term expiring upon the election of their successors at the next annual meeting. The five persons designated by the Board of Directors as nominees for election as directors at the Annual Meeting are Dennis R. Johnson, William P. Flies, Carl M. Fredericks, Stephen A. Lawrence, and Roger W. Kleppe.

         In the event any nominee should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors.

         See "MANAGEMENT" for biographical information concerning Messrs. Johnson and Flies, who are employees of the Company. The following biographical information is furnished with respect to each of the other nominees.

         DENNIS R. JOHNSON               Director since December, 1993
         President and Chief Executive Officer of the Company

                  See "MANAGEMENT" for biographical information.

         WILLIAM P. FLIES                Director since December, 1991
         Chief Technical Officer and Secretary of the Company

                  See "MANAGEMENT" for biographical information.

         STEPHEN A. LAWRENCE             Director since September, 1995
                                         Chairman since November, 1997

         Mr. Lawrence is currently the Chairman and Chief Executive Officer of Carpenter Transfer, Inc., which operates Wilson Refrigerated Express (a Minnesota-based full load refrigerated carrier), Wilson Dedicated Services (a Wisconsin-based dedicated contract carrier), Lawrence NationaLease (a Minnesota-based full service truck lessor), and Lawrence & Associates, Ltd. (a Minnesota-based risk management and environmental compliance consulting company). Prior to assuming his role as Chairman and CEO of Carpenter Transfer, Inc. in 1991, he was the Executive Vice President and General Counsel for Lend Lease Trucks, Inc. (1989-1991) and General Counsel and Chief Operating Officer for Whiteford Systems, Inc. (1986-1989). Mr. Lawrence is currently a member of the Board of Directors and a member of various committees of the Truck Renting and Leasing Association, a member of the Board of Directors and of various committees of Bank Windsor in Minneapolis, Minnesota, and a member of the Minnesota Bar Association. Mr. Lawrence is a graduate of Augustana College. Mr. Lawrence assumed the role of Chairman of the Board of Directors effective with the resignation of Edward T. Michalek on November 18, 1997.

         ROGER W. KLEPPE                 Director since September, 1995

         Mr. Kleppe is currently Vice President of Human Resources, Strategic Development and Quality Management for Blue Cross and Blue Shield of Minnesota ("BCBSM"), a position which he assumed in March 1994, and is also responsible for its administrative services. He previously served on the BCBSM Board of Trustees and on the corporate member board, each for two years. Prior to March 1994, Mr. Kleppe was Vice President of Human Resources and Administrative Resources for National Business Systems, Inc. Mr. Kleppe has extensive human resources experience and has been involved with many business community organizations, such as the Minnesota Chamber of Commerce. He also currently serves on the Boards of Directors of Pharmacy Gold, Inc. and Care Delivery Management, Inc., both of which are wholly-owned, for-profit companies under Aware Integrated, Inc., a nonprofit holding company.

         CARL M. FREDERICKS              Not currently a director

         Carl M. Fredericks is currently the managing member of Fredericks, Shields & Co., LLC, a regional investment banking firm located in San Diego, California specializing in emerging market companies, both private and public. The firm is active in advisory services, funding activities, and mergers and acquisitions. From 1981 to 1991, Mr. Fredericks was the President of Fredericks & Associates, a firm which was engaged in the same types of business now conducted by Fredericks, Shields & Co., LLC. From 1990 to 1991, he also served as Vice President and Investment Manager at Westinghouse Credit Corporation, Newport Beach, California, where he was responsible for managing its investments, sponsored leverage buyouts, and recapitalizations of large and middle market companies in the United States. Mr. Fredericks holds a masters degree in business administration and finance from Columbia University, Graduate School of Business Administration, New York City, and a bachelor of arts degree in economics from Denison University in Granville, Ohio. He currently serves as a member of the Board of

Directors of Bio-Interfaces, Inc. and as an advisor to the Boards of Directors of Triton Group Ltd., SpectraNet International, and XATA Corporation.

         For information concerning compensation of directors, see "MANAGEMENT - Director Compensation."

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The current directors and executive officers of the Company are as follows:

         Name                       Age       Position
         ----                       ---       --------

         Dennis R. Johnson          53        Chief Executive Officer,
                                              President and Director

         William P. Flies           55        Chief Technical Officer,
                                              Secretary and Director

         William J. Callahan        42        Chief Operating Officer

         Robert M. Featherstone     62        Chief Financial Officer and
                                              Treasurer

         Robert S. Durham           44        Senior Vice President of Sales and
                                              Marketing

         Stephen A. Lawrence        54        Chairman of the Board
                                              of Directors

         Roger W. Kleppe            47        Director

--------------------

         The Chairman of the Board of Directors and the officers of the Company are elected annually by the Board of Directors and serve until their successors are elected and qualified, subject to earlier removal by the Board.

         Mr. Johnson has served as President and Chief Executive Officer of the Company since December 1993. From March 1992 to February 1994, Mr. Johnson was President of National Business Systems, Inc., a provider of data and information-processing services and data processing supplies. From August 1990 through March 1992, Mr. Johnson was an employee of, and business consultant to, AmeriData and a consultant to TCF Bank. From 1987 through August 1990, Mr. Johnson was President and Chief Executive Officer of Currentech, Inc. Mr.

Johnson has extensive senior general management and marketing experience with DatagraphiX, Anacomp, and Sperry Univac. Mr. Johnson is a graduate of Mankato State University.

         Mr. Flies is the founder, Chief Technical Officer, Secretary, and a principal shareholder of XATA. Mr. Flies served as Chief Executive Officer of the Company from inception until December 13, 1993. Mr. Flies also founded Datakey, Inc. and served as its Chief Executive Officer from 1978 to 1984 and as its Chairman from 1978 to 1991. While at Datakey, Inc., he was granted numerous U.S. and foreign patents in portable data electronics. From 1969 to 1978, he was with Technalysis Corporation, a computer consulting firm, as Vice President of Systems Products, and as President of KET, Inc. a subsidiary of Technalysis Corporation that produced mainframe memory and peripheral subsystems. Mr. Flies joined Univac in 1964 after receiving a bachelor of arts degree with majors in mathematics and physics and a minor in business administration from Mankato State University.

         Mr. Callahan joined the Company as Chief Operating Officer in November 1997, and is principally responsible for managing the Company's product development process. Immediately prior to joining the Company, Mr. Callahan was the division director and general manager of the Tripmaster Division ("Tripmaster") of Rockwell International, Inc. ("Rockwell") where he was responsible for integration of onboard computers with Global Positioning System technology. Before becoming director and general manager of Tripmaster in 1995, Mr. Callahan served as director of Land Transportation Electronics and Market Development for Rockwell, a business involving multi-mode communications radios and dispatch integration systems, including Rockwell's Mobile Communication Satellite System. From 1992 to 1994, Mr. Callahan was director of finance for Land Transportation Electronics at Rockwell. In other management positions at Rockwell, which he joined in 1982, Mr. Callahan served as a financial analyst and accounting manager, manager of finance and administration for Avionics Systems, and manager of financial planning and control for Rockwell's Collins Avionics and Communications Division. Mr. Callahan holds a bachelor's degree in political science from Regis University, Denver, and a masters degree in business administration from American University in Washington, D.C.

         Mr. Featherstone joined the Company as Chief Financial Officer and Treasurer in September 1995. Prior to joining the Company, Mr. Featherstone was the Chief Financial Officer and Controller of Olympic Graphics, Inc., a privately-owned commercial printer. Prior to joining Olympic Graphics, Inc. he served from 1988 through 1992 as Manager of Administration and Controller of Supervalu Stores, Inc./Plan Mark Division. Mr. Featherstone has extensive senior management and finance experience with Control Data Corporation, Gabberts, Inc., and National Computer Systems, Inc., among others. Mr. Featherstone is a graduate of the Massachusetts Institute of Technology and Carleton College and has a masters degree in business administration from the University of Michigan.

         Mr. Durham was appointed to the newly created position of Senior Vice President of Sales and Marketing effective July 1, 1997, and is responsible for developing sales strategies and managing the sales efforts for all of the Company's products and services. Mr. Durham joined the Company in 1996 as national accounts manager from Ryder Systems, Inc., where he spent 11 years. He is a graduate of Moorhead State University, Moorhead, Minnesota, where he received a bachelor of arts degree in business and finance.

DIRECTOR COMPENSATION

         Non-employee directors receive $5,000 annually and the Chairman receives an additional $3,000 annually. Each director is reimbursed by the Company for his actual out-of-pocket expenses for telephone, travel, and miscellaneous items incurred on behalf of the Company.

         In addition, pursuant to the Incentive Plan, as amended, subject to ratification by the shareholders at the Annual Meeting, each non-employee director, following first election or re-election to the Board receives on a quarterly basis a five-year non-qualified option to purchase 1,250 shares of Common Stock (i.e., 5,000 shares annually) pursuant to a nondiscretionary grant under the Company's 1991 Long-Term Incentive and Stock Option Plan (the "Incentive Plan"). Each current non-employee director received a grant of options for 1,250 shares on May 23, 1997, July 10, 1997, October 10, 1997, and January 12, 1998 pursuant to the amended terms of the Incentive Plan, subject to ratification by the shareholders at the Annual Meeting. Pursuant to the Incentive Plan, each non-employee director also received an automatic grant of 5-year nonqualified options for 2,000 shares, exercisable at fair market value, upon re-election to the Board at the Annual Meeting on February 20, 1997. For a discussion of the terms of the Incentive Plan and of these options, see "Amendment to Terms of Grants to Non-Employee Directors" under PROPOSAL 2 herein.

         In appreciation of Edward T. Michalek's eleven years of service as Chairman of the Board of Directors, the Company issued to him a warrant for purchase of 6,000 shares of Common Stock. The warrant is exercisable for five
(5) years from the date of issuance (November 18, 1997) at $5.25 per share, which was the fair market value of the Common Stock on the date of issuance.

BOARD MEETINGS AND COMMITTEES

         During the year ended September 30, 1997, the Board of Directors met four times and otherwise conducted business by unanimous written action. Committees of the Board generally meet immediately prior to and/or after meetings of the Board of Directors. No director attended fewer than 75% of the meetings of the Board of Directors or fewer than 75% of the meetings of the Board committees on which he served.

         The Board of Directors has established an Audit Committee, a Compensation Committee, and a Stock Option Committee. During the fiscal year ended September 30, 1997, each committee was comprised of all non-employee members, as follows:

         AUDIT COMMITTEE        COMPENSATION COMMITTEE    STOCK OPTION COMMITTEE
         ---------------        ----------------------    ----------------------

         Edward T. Michalek*    Stephen A. Lawrence*      Roger W. Kleppe*
         Stephen A. Lawrence    Roger W. Kleppe           Stephen A. Lawrence
         Roger W. Kleppe        Edward T. Michalek

-------------------
*  Chairman


         The purpose of the Audit Committee is to (1) annually select a firm of independent public accountants as auditors of the books, records and accounts of the Company; (2) review the scope of audits made by the independent public accountants; and (3) receive and review the audit reports submitted by the independent public accountants and take such action in respect of such reports as the Audit Committee may deem appropriate to assure that the interests of the Company are adequately protected.

         The purpose of the Compensation Committee is to approve all incentive plans, set officer annual salaries and incentives, including cash and noncash remuneration, and to make recommendations to the Stock Option Committee with respect to stock options and awards which may be included in the compensation set for each individual. The Compensation Committee also annually reviews and approves management's overall compensation plan for the Company's other employees.

         The purpose of the Stock Option Committee is to administer and interpret the Incentive Plan, except for the automatic option grant component of the Incentive Plan.

EXECUTIVE COMPENSATION

         The following table sets forth information about all compensation (cash and noncash) awarded to, earned by, or paid to the Company's Chief Executive Officer and each other executive officer with compensation in excess of $100,000 (the "Named Executive Officers") pursuant to a plan or contract or otherwise during fiscal years ended September 30, 1997, 1996, and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                     Long Term
                                              Annual Compensation                   Compensation
                                              -------------------                   ------------
                                                                              Restricted                 All Other
                                                                              ----------                 ---------
                                                                                Stock                     Compen-
                                                               Other Annual     -----                     -------
 Name & Principal Position    Year    Salary ($)   Bonus ($)   Compensation   Awards ($)   Options (#)   sation ($)
 -------------------------    ----    ----------   ---------   ------------   ----------   -----------   ----------
Dennis R. Johnson             1997     150,000     1,937(1)         -0-           -0-          -0-          -0-
Chief Executive Officer       1996     150,000    194,432(1)        -0-           -0-          -0-          -0-
                              1995     151,250    206,688(1)        -0-           -0-        100,000        -0-

William F. Flies              1997     125,000     1,030(1)         -0-           -0-          -0-          -0-
Chief Technical Officer       1996     125,000     75,000(1)        -0-           -0-          -0-          -0-
                              1995     125,211     70,214(1)        -0-           -0-        16,667         -0-

(1)       Represents formula-based incentive compensation.

         The Company has an employment agreement with Dennis R. Johnson, its President and Chief Executive Officer, which provides, in summary, for (i) base compensation for each of the fiscal years ended September 30, 1995, 1996, and 1997 of $150,000, plus incentive bonuses based on revenue and pre-tax operating income achieved by the Company for fiscal 1995, pre-tax operating income for fiscal 1996 and 1997, and a (ii) grant of options for purchase of 100,000 shares of Common Stock at fair market value under the Incentive Plan in fiscal 1995, and (iii) $250,000 in severance pay over a period of 12 months in the event of termination of his employment for any reason other than "cause." In addition, the agreement provides that the Company shall not materially alter his duties to duties other than those generally performed by a chief executive officer. This agreement was extended through 1998. In fiscal 1998, the employment agreement provides for a base annual salary of $150,000 and incentive stock options for purchase of 50,000 shares of Common Stock under the Incentive Plan (which were granted on October 1, 1997); a potential $100,000 bonus for attainment of specific objectives; a potential $200,000 bonus for attainment of goals relating to net sales, operating income, earnings per share, and the price of the Company's stock, and an additional $75,000 for superior performance in attaining these goals.

         The Company's employment agreement with William P. Flies, its Chief Technical Officer, provides for a base annual salary of $125,000 in fiscal 1995, 1996 and 1997 and an incentive bonus based on pre-tax operating income in fiscal 1995, 1996 and 1997. The agreement contains provisions which prohibit the Company from materially altering his duties and which allow Mr. Flies to terminate the agreement and to continue to receive salary if there is a change in control of the Company. The term of Mr. Flies' agreement automatically renews annually on February 11 unless terminated by the Company for "cause" or by Mr. Flies upon 60 days' prior notice. In fiscal 1998, the employment agreement provides for a base annual salary of $135,000; a potential $67,5000 annual performance-based cash bonus determined by the attainment of four goals during the fiscal year; and, at the sole discretion of XATA's Board of Directors, an additional $33,750 for superior performance in attaining any of such four goals.

         William J. Callahan was hired as the Company's Chief Operating Officer in November 1997. His employment agreement provides for a base annual salary of $120,000; a five-year incentive stock option for purchase of 25,000 shares of Common Stock at $6.00 per share, exercisable in three equal annual installments commencing in 1997; and a $30,000 annual ($7,500 quarterly) performance-based cash bonus. Performance objectives include attainment of specified quarterly management team goals and annual Company goals for revenue, gross profit percentage and operating income, as detailed in the Company's fiscal 1998 Management Incentive Plan.

         Other management personnel of the Company may also receive cash incentive bonuses based on attainment of certain objectives set forth in the fiscal 1998 Management Incentive Plan. In addition, the Board of Directors retains the authority to provide discretionary bonuses. Executive officers, as well as all other employees and non-employee directors, are also eligible for various stock based awards, including options, under the Company's Incentive Plan, described below.

401(k) PROFIT SHARING PLAN

         During 1993, the Company adopted a 401(k) Profit Sharing Plan (the "401(k) Plan"). In general, employees who are at least age 20 are eligible to contribute up to 15% of annual pay to the 401(k) Plan, subject to certain limitations, and to direct the investment of those funds in up to four professionally managed investment funds. Employees cannot invest in the Company's securities through the 401(k) Plan. The 401(k) Plan allows for Company contributions to the 401(k) Plan (at the discretion of the Board of Directors) based upon profit. An employee's account balance is fully vested immediately. The Company made no contributions to the 401(k) Plan for 1995. The Company made a contribution for 1996 in the amount of $70,000 which was allocated among employees based upon their respective gross salaries for the calendar year, provided that salaries in excess of $80,000 are not considered in the allocation formula. The Company intends to make a contribution for 1997 in the amount of $25,000 in January 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

         Based upon a review of the copies of such forms furnished to the Company, the Company believes that during the fiscal year ended September 30, 1997, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with, except for one filing of Form 4 relating to a sale of 5,000 shares by a trust established by the spouse of William P. Flies, which filing was made approximately 60 days after its due date. In addition, during fiscal year ended September 30, 1997, William P.

Flies became aware of a Form 4 that should have been filed with respect to a sale in fiscal 1996 and promptly complied with such filing requirement. The Company's officers, directors, and ten percent beneficial holders were not subject to the requirements of Section 16(a) during the fiscal year ended September 30, 1996.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 302A.521, Minnesota Statutes, the Company is required to indemnify its directors, officers, employees, and agents against liability under certain circumstances, including liability under the Securities Act of 1933, as amended (the "Act"). Article V of the Company's Bylaws contain substantially similar provisions and, in addition, specifically authorize adoption of agreements for indemnification to the extent permitted by statute and purchase of insurance to meet the Company's indemnification obligation. The Company currently has no such insurance and has not adopted any agreements for indemnification. The general effect of such provisions is to relieve the directors and officers of the Company from personal liability which may be imposed for certain acts performed in their capacity as directors or officers of the Company, except where such persons have not acted in good faith.

         As permitted under Minnesota Statutes, the Articles of Incorporation of the Company provide that directors shall have no personal liability to the Company or to its shareholders for monetary damages arising from breach of the director's duty of care in the affairs of the Company. Minnesota Statutes do not permit elimination of liability for breach of a director's duty of loyalty to the Company or with respect to certain enumerated matters, including payment of illegal dividends, acts not in good faith, and acts resulting in an improper personal benefit to the director.

                                   PROPOSAL 2

                           AMENDMENT OF 1991 LONG-TERM
                         INCENTIVE AND STOCK OPTION PLAN

GENERAL INFORMATION

         The Board of Directors believes that the Company's policy of encouraging stock ownership by its employees and members of the Board of Directors through the granting of restricted stock awards, stock options and other sorts of stock-based compensation has been and will be a significant factor in its growth and success by enhancing the Company's ability to retain and attract qualified employees and directors. The Incentive Plan is the primary vehicle for implementation of this policy.

         On June 4, 1991, the Board of Directors adopted, and on December 4, 1991, the shareholders ratified the Incentive Plan and reserved 266,666 shares of Common Stock for issuance upon exercise of options and grant of awards. The number of shares reserved was increased by 166,667 shares, to a total of 433,333, by resolution of the Board of Directors and by the shareholders of the Company effective March 23, 1995. On October 20, 1995, the Board of Directors increased the number of shares reserved for issuance to 650,000, and amended the Incentive Plan to provide automatic pre-determined annual option grants to non-employee directors, in each case subject to ratification by the shareholders. These amendments were ratified by the shareholders of the Company at the annual meeting on February 22, 1996. On November 19, 1996, the Board voted to increase the number of authorized shares from 650,000 to 875,000. This increase was ratified by the shareholders at the annual meeting on February 20, 1997. On May 23, 1997, the Board of Directors approved amendments to the automatic option grant provisions of the Incentive Plan as discussed below, subject to ratification by the shareholders at the Annual Meeting on February 18, 1998.

         Options granted under the Incentive Plan may be either "incentive" options intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or non-qualified options. Awards granted under the Plan may be stock appreciation rights ("SARs"), restricted stock or performance awards, as defined in the Incentive Plan. Incentive stock options may be granted to any full or part-time employee of the Company or any of its present and future subsidiary corporations. Options which do not qualify as incentive stock options, as well as SARs, restricted stock or performance awards under the Plan may be granted to both employees and non-employees who provide services to the Company.

         As of September 30, 1997, 88,302 shares had been issued pursuant to option exercises or restricted stock awards under the Incentive Plan and options to purchase an additional 530,736 shares were outstanding under the Incentive Plan, all of which were granted at or above the market price of the Common Stock at the time of grant.

         Except as discussed below with respect to non-employee directors, the Incentive Plan is administered by a committee of the Board. The Committee has the authority: (i) to establish rules for the administration of the Incentive Plan; (ii) to select the participants in the Incentive Plan; (iii) to determine the types of grants and awards and the number of shares covered; (iv) to set the terms and conditions of such grants and awards; and (v) to determine under what circumstances grants and awards may be canceled or suspended. Determination and interpretations with respect to the Incentive Plan are in the sole discretion of the Committee, whose determination and interpretations and binding on all interested parties.

AMENDMENT TO TERMS OF GRANTS TO NON-EMPLOYEE DIRECTORS

         Prior to amendment on May 23, 1997, the Incentive Plan provided for an automatic grant of options to non-employee members of the Board of Directors to purchase 2,000 shares upon initial election to the Board (an "Initial Option") and annually thereafter, upon re-election to the Board (an "Annual Option"). As amended, the Incentive Plan provides for automatic grant of options to purchase 5,000 shares, granted in quarterly 1,250 increments following election or re-election, as applicable (as to each, an "Option"). All Initial Options, Annual Options, and Options are "non-qualified" options which do not meet the requirements of Section 422 of the Code. This aspect of the Incentive Plan is administered by the President and Chief Financial Officer, but the administrators have no authority to select recipients, select the date of grant of options, the number of option shares, or the exercise price, or to otherwise prescribe the particular form or conditions of any option granted. Each Initial Option, Annual Option and Option is exercisable at a price per share equal to the fair market value of the Common Stock as of the date of grant. Options, post-amendment, are immediately exercisable and remain exercisable for a period of 5 years from the date of grant, whereas previously, the Initial Options and Annual Options vested in monthly installments. The Incentive Plan, prior to amendment, provided that if a non-employee director ceased to be a member of the Board by reason of death or total disability and had served as a director for at least 12 continuous months since the date of the grant, the option became immediately exercisable in full; if the non-employee director ceased to be a member of the Board for any other reason, the option remained exercisable, to the extent that it was exercisable on the date such non-employee director ceased to be a member of the Board, for the remaining term of the option, but no further vesting of the option occurred. Since the Incentive Plan as amended provides for immediate exercisability of options, these provisions are no longer relevant. A copy of the amended provisions of the Plan is included in this Proxy statement as Appendix A.

RESALES

         All shares currently reserved for issuance and all shares which have been issued upon exercise of options or awards granted under the Incentive Plan have been registered under the Securities Act of 1933, as amended (the "Act") and are freely tradable, subject to compliance with Rule 144 under the Act in the case of holders who are officers, directors, or principal shareholders of the Company.

SUMMARY OF OPTION GRANTS

                       OPTIONS GRANTS IN LAST FISCAL YEAR

         There were no grants of stock options to any Named Executive Officers during the fiscal year ended September 30, 1997.

       AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table contains information concerning exercises of stock options during the last fiscal year and the value of options previously granted under the Incentive Plan which were held by the Named Executive Officers at the end of the fiscal year ended September 30, 1997.

                           Option Exercises         Number of Securities Underlying   Value of Unexercised In-the-
                    ------------------------------  Unexercised Options at FY-End(#)   Money Options at FY-End(1)
                                                    --------------------------------  ----------------------------
                    Shares Acquired
       Name         on Exercise(#)   Value Realized    Exercisable     Unexercisable   Exercisable   Unexercisable
------------------  --------------   --------------    -----------     -------------   -----------   -------------
Dennis R. Johnson         -0-             -0-            166,668          33,333          -0-(2)         -0-(2)
William P. Flies          -0-             -0-             11,111           5,556          -0-(2)         -0-(2)


(1) The amounts set forth represent the difference between the closing price of the Common Stock as quoted on the Nasdaq National Market on September 30, 1997 and the exercise price of the options, multiplied by the applicable number of shares underlying the options.

(2) None of the unexercised option grants were in-the-money at September 30, 1997, since the NASDAQ National Market System closing price on that date was less than the option exercise price.

                                   PROPOSAL 3

                           RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

         The Board of Directors has appointed McGladrey & Pullen, LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending September 30, 1998. If the shareholders fail to ratify such appointment, the Board of Directors will select another firm to perform the required audit function. A representative of McGladrey & Pullen, LLP is expected to be present at the shareholders meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

                    PROPOSALS FOR FISCAL 1998 ANNUAL MEETING

         It is currently anticipated that the next annual meeting, for the fiscal year ending September 30, 1998 (the " 1998 Annual Meeting"), will be held in mid-February, 1999. Shareholders who intend to submit proposals for inclusion in the 1998 Proxy Statement and Proxy for shareholder action at the 1998 Annual Meeting must do so by sending the proposal and supporting statements, if any, to the Company at its corporate offices no later than October 1, 1998.

                                        By Order of the Board of Directors


                                        /s/ William P. Flies
                                        William P. Flies
                                        Secretary

Dated:  January 15, 1998
Burnsville, Minnesota

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: XATA CORPORATION, ATTENTION: ROBERT M. FEATHERSTONE, CHIEF FINANCIAL OFFICER, 151 EAST CLIFF ROAD, SUITE 10, BURNSVILLE, MN 55337.

                                                                      APPENDIX A

                     MAY 23, 1997 AMENDMENT AND RESTATEMENT
                    OF TERMS OF NON-EMPLOYEE DIRECTOR OPTIONS
            UNDER XATA 1991 LONG-TERM INCENTIVE AND STOCK OPTION PLAN

19.      GRANT OF NON-EMPLOYEE DIRECTOR OPTIONS.

         Subject to shareholder ratification of the amendment of the Sections 19 and 19A of the Plan at the annual meeting of shareholders held in 1998, (a) each Non-Employee Director as of May 23, 1997 shall be granted, on May 23, 1997, July 10, 1997, October 10, 1997, and January 12, 1998 (January 10, 1998 being a
Saturday) an option to purchase 1,250 Common Shares (i.e., options for 5,000 Common Shares for each Non-Employee Director), which options shall be exercisable on and after the date of shareholder ratification; and (b) each Non-Employee Director elected or re-elected to the Board on or after the date of the annual meeting of shareholders held in 1998 shall be granted automatically an option to purchase 1,250 Common Shares on April 10, July 10, October 10, and January 10, or the next business day if such date is not a business day (as to each, a "Director Grant Date") during the year following such election, commencing with the first Director Grant Date following election. Notwithstanding the foregoing, if on the scheduled Director Grant Date, the President determines, in his discretion, that the Company is in possession of material, undisclosed information, then the grant of options will be suspended until the third day after public dissemination of such information. The President may only suspend the grant; the amount and other terms of the grant will remain as set forth in the Plan, with the exercise price of the option to be determined in accordance with the Plan on the date the option is finally granted. In the event that the Company changes its fiscal year end, each Director Grant Date automatically and without further action by the shareholders or the Board of Directors shall be changed to coincide with the 10th day of a new fiscal quarter.

19A.     TERMS AND CONDITIONS OF NON-EMPLOYEE DIRECTOR OPTIONS.

         Each option granted under Section 19 of this Plan to a Non-Employee Director shall be evidenced by an agreement, in a form approved by the President. Such agreement shall contain the following terms and conditions:

         a. Term. Each option granted under Section 19 to a Non-Employee Director shall have a term of five years and shall be immediately exercisable as to all Common Shares; provided, however that no shares of Common stock issued upon the exercise of an option may be sold or otherwise disposed of until six months after the Director Grant Date of the option.

         b. Exercise Price. The exercise price per share of options granted under Section 19 shall be 100% of the fair market value of one Common Share on the Director Grant Date. For these purposes, "fair market value" shall mean the average of the reported high and low sale prices of the Common Shares, as reported on the Nasdaq National Market on the Director Grant Date.

         c. Compliance with SEC Regulations. It is the Company's intent that the provisions of Sections 19 and 19A comply in all respects with Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") and any regulations promulgated thereunder, including Rule 16b-3. If any provision of Section 19 or 19A is found not to be in compliance with the Rule, the provision shall be deemed null and void. All grants and exercises of options granted under Section 19 shall be executed in accordance with the requirements of Section 16 of the 1934 Act, as amended, and any regulations promulgated thereunder.

         d. Tax Status. All options granted pursuant to this Section 19A shall be nonqualified options which are not intended to be, and do not qualify as, incentive stock options described in
                  Section 422 of the Internal Revenue Code of 1986, as amended.

                                XATA CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting and Proxy Statement dated January 15, 1998, hereby appoints each of Dennis R. Johnson and Robert M. Featherstone as proxy, with full power of substitution, to vote all of the shares of Common Stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of XATA Corporation to be held on Wednesday, February 18, 1998 at 4:00 p.m. at the Minneapolis Marriott City Center, 30 South Seventh Street, Minneapolis, Minnesota, or at any adjournment thereof, upon any and all matters which may properly be brought before the meeting or adjournment thereof, hereby revoking all former proxies.

1.  Election of Directors duly nominated:

            DENNIS R. JOHNSON, WILLIAM P. FLIES, CARL M. FREDERICKS,
                    STEPHEN A. LAWRENCE, AND ROGER W. KLEPPE

    [ ] FOR     [ ] WITHHELD FOR ALL     [ ] WITHHOLD FOR THE FOLLOWING ONLY
                                             (Write the nominee's name in space
                                              below):

    ----------------------------------------------------------------------------

2. Ratification of amendment to 1991 Long-Term Incentive and Stock Option Plan to change the terms of automatic grant of options to non-employee Directors.

                      [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

3. Ratification of appointment of McGladrey & Pullen, LLP as the independent auditors of the Company for the year ending September 30, 1998.

                      [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

                         (MUST BE SIGNED ON OTHER SIDE)

                           (CONTINUED FROM OTHER SIDE)

4. The authority to vote, in his discretion, on all other business that may properly come before the meeting.

                      [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE, FOR THE ADOPTION OF PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXY HOLDER ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

PLEASE SIGN exactly as name appears below. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.


                                        Dated:___________________________, 19___


                                        ________________________________________
                                                     (Signature)

                                        ________________________________________
                                                     (Signature)

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.